EXHIBIT 10.1

FIRST AMENDMENT TO
CREDIT AND SECURITY AGREEMENT

     This Amendment, dated as of January 31, 2005, is made by and between Kitty Hawk, Inc., a Delaware corporation (the “Borrower”), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”).

Recitals

     The Borrower and the Lender are parties to a Credit and Security Agreement dated as of March 22, 2004 (the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

     The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

     1. Defined Terms.

     (a) Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

     (b) In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

     “Pre-Tax Net Income” means Net Income before the amount of additional taxes or tax benefit that Borrower accrues according to GAAP.

     “Required Book Net Worth” means Book Net Worth as of December 31, 2004 as adjusted appropriately for Net Income from time to time.

     2. Financial Covenants.

     (a) Section 6.2(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

     (a) Minimum Year-to-Date Net Income. The Borrower will achieve as at the end of each period described below, Pre-Tax Net Income of not less than the amount set forth below:

     (i) From January 1, through the fiscal quarter ending March 31 of each year during the term hereof, Pre-Tax Net Income of not less than a loss

    $5,800,000 (i.e., the Borrower may not lose more than $5,800,000 as at the end of such period);

     (ii) From January 1, through the fiscal quarter ending June 30 of each year during the term hereof, Pre-Tax Net Income of not less than a loss $5,800,000 (i.e., the Borrower may not lose more than $5,800,000 as at the end of such period);

     (iii) From January 1, through the fiscal quarter ending September 30 of each year during the term hereof, Pre-Tax Net Income of not less than a loss $4,800,000 (i.e., the Borrower may not lose more than $4,800,000 as at the end of such period); and

     (iv) From January 1, through the fiscal quarter ending December 31 of each year during the term hereof, Pre-Tax Net Income of not less than a loss of $3,000,000 (i.e., the Borrower may not lose more than $3,000,000 as at the end of such period).

     (b) Section 6.2(b) of the Credit Agreement is amended and restated in its entirety to read as follows:

“The Borrower will maintain the Required Book Net Worth.”

     (c) The Borrower and the Lender have agreed to eliminate the Monthly Loss Limit covenant and substitute a minimum liquidity requirement therefor. Consequently, Section 6.2(c) of the Credit Agreement is amended and restated in its entirety to read as follows:

     (c) Minimum Liquidity Requirement. The Borrower will maintain $3,000,000 in Liquid Assets at all times.

     3. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

     4. Amendment Fee. The Borrower shall pay the Lender on or before March 1, 2005 a fully earned, non-refundable fee in the amount of $5,000 in consideration of the Lender’s execution and delivery of this Amendment.

     5. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

     (a) The Acknowledgment and Agreement of Guarantors set forth at the end of this Amendment, duly executed by each Guarantor.

     (b) A Certificate of Authority of the Borrower certifying as to such matters as the Lender may reasonably request.

     (c) Such other matters as the Lender may require.

     6. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

     (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

     (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

     (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

     7. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

     8. No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

     9. Release. The Borrower, and each Guarantor by signing the Acknowledgment and Agreement of Guarantors set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each individually, an “Indemnitee” and collectively, “Indemnitees”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown, excluding, however, any actions taken by an Indemnitee in bad faith, any willful misconduct by an Indemnitee and gross negligence of Indemnitees.

     10. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under Paragraph 4 hereof.

     11. Miscellaneous. This Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BUSINESS CREDIT, INC.		KITTY HAWK, INC.

By	/s/ JOSEPH M. SAMMONS	By	/s/ RANDY LEISER

	Joseph M. Sammons		Randy Leiser
	Its Vice President		Vice President and
Chief Financial Officer